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                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pioneer Equity-Income Fund

As independent public accountants, we hereby consent to the use of our report on Pioneer Equity-Income Fund dated December 5, 2000 (and to all references to our firm) included in or made a part of Pioneer Equity-Income Fund's Post-Effective Amendment No. 5 and Amendment No. 6 to Registration Statement File Nos. 333-46453 and 811-08657, respectively.


                                        /s/ Arthur Andersen LLP
Boston, Massachusetts
February 26, 2001